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                                                                     EXHIBIT 4.6


                                                                  EXECUTION COPY


                                   ZILOG, INC.

                  9 1/2% SENIOR SECURED NOTES DUE MARCH 1, 2005

                               PURCHASE AGREEMENT

                                                               February 23, 1998

Goldman, Sachs & Co.
BancBoston Securities Inc.
Citicorp Securities, Inc.

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

            Zilog, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 20, 1997, as amended by Amendments Number One, Number Two and Number Three, dated as of November 18, 1997, December 10, 1997 and January 26, 1998, respectively, by and among the Company and the parties listed on the signature pages thereto, pursuant to which TPG Zeus Acquisition Corporation, a Delaware corporation, will be merged with and into the Company (the "Acquisition"). The Acquisition is to be financed in part through (i) the Company's issuance of voting and non voting common stock and preferred stock to TPG Partners II, L.P. (and other investors) in exchange for $117.5 million in cash (the "Equity Investment"), (ii) the issuance of the Notes (as defined herein). The Merger Agreement, together with each of the other agreements among the parties to the Merger Agreement referred to in the Merger Agreement are collectively referred to herein as the "Acquisition Documents." The Company proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co., BancBoston Securities Inc. and Citicorp Securities, Inc. (the "Initial Purchasers") an aggregate of $280,000,000 principal amount of the Company's 9-1/2% Senior Secured Notes due 2005 (the "Notes"), a portion of which is for resale by the Initial Purchasers to qualified institutional buyers (within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act")) ("QIBs") in reliance upon Rule 144A, and the remainder of which is being offered by Goldman, Sachs & Co. (through Goldman Sachs International, as selling agent), BancBoston Securities Inc. and Citicorp Securities, Inc. outside the United States in reliance on Regulation S under the Securities Act. The Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal, interest, liquidated damages, if any, and premium, if any, on a senior secured basis, jointly and severally by each of the Guarantors listed on Annex II hereto and certain future Subsidiaries of the Company (each a "Guarantor," and collectively, the "Guarantors").

            Capitalized terms used herein and not otherwise defined are used as defined in the Offering Circular (as defined below). The obligations of the Initial Purchasers under this Agreement are several and not joint.


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      1.    The Company and each of the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Initial Purchasers that:

      (a) A preliminary offering circular, subject to completion dated February 9, 1998 (the "Preliminary Offering Circular") and an offering circular, dated February 23, 1998 (the "Offering Circular"), have been prepared in connection with the offering of the Notes. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Notes. Neither the Preliminary Offering Circular nor the Offering Circular nor any amendments or supplements thereto did or will, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers through Goldman, Sachs & Co. expressly for inclusion in the Preliminary Offering Circular or the Offering Circular or any amendments or supplements thereto;

      (b) No registration of the Notes under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement;

      (c) Subsequent to the date of the most recent audited financial statements included in the Offering Circular, except as set forth in the Offering Circular on the dates as of which such information is provided, (i) neither the Company nor any Guarantor has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and the Guarantors, taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) there has not been any change in the Company's or any Guarantor's capital stock (except for the issuance of shares of Common Stock upon exercise of stock options outstanding on December 31, 1997) or increase in long-term debt or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company or any Guarantor, (iii) neither the Company nor any Guarantor has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, otherwise than as set forth in or contemplated by the Offering Circular and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business, properties, results of operations, prospects or condition (financial or otherwise), or stockholders' equity of the Company and the Guarantors, taken as a whole, nor have any events occurred which, singly or in the aggregate, have a material adverse effect on the issue or sale of the Notes or the consummation of the transactions contemplated hereby (any change or event described in (ii)-(iv) of this clause (c), a "Material Adverse Effect");

      (d) The Company and each Guarantor has good and marketable title to all real property and good and marketable title to all material personal property owned respectively by each of them, in each case free and clear of all liens, encumbrances and defects except such as


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are described in the Offering Circular (including, without limitation, the financial statements of the Company included therein) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Guarantors; and any real property and buildings held under lease by the Company or any of the Guarantors are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Guarantors;

      (e) The Company has no subsidiaries other than the Guarantors. The Company and each of the Guarantors has been duly incorporated and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular and the Offering Circular, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect on the Company and the Guarantors taken as a whole. The jurisdictions on Annex III hereto are the material jurisdictions in which the Company operates;

      (f) The Company and each of the Company's subsidiaries, as applicable, has all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement, the Indenture (as defined below), the Notes, the Guarantees, the Registration Rights Agreement (as defined below), the Exchange Notes, the Collateral Documents (as defined below) and the Pledge Agreements (as defined below) (collectively, the "Operative Documents") and the Acquisition Documents to which they are, or will be, a party and to consummate the transactions contemplated hereby and thereby, including without limitation the corporate power and authority to issue, sell and deliver the Notes and the Exchange Notes and to issue the Guarantees of the Notes and the Exchange Notes, as applicable, as provided herein and therein;

      (g) Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates, contains the information specified in Rule 144A(d)(4) under the Securities Act;

      (h) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each of the Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and as otherwise required under applicable laws) are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Offering Circular;

      (i) The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture to be dated the Time of Delivery (as defined below) (the "Indenture") among the Company, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed


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and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law); and the Notes and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

      (j) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

      (k) The registration rights agreement (the "Registration Rights Agreement"), to be dated the Time of Delivery, has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will be the valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law) or, with respect to provisions thereto relating to indemnification and contribution, by applicable federal and state securities laws or principles of public policy;

      (l) The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

      (m) The Guarantees of the Notes have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be the valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees of the Notes, when issued, will conform in all material respects to the description thereof in the Offering Circular;

      (n) The Guarantees of the Exchange Notes have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Notes are issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general


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applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees of the Exchange Notes, when issued, will conform in all material respects to the description thereof in the Offering Circular;

      (o) Each of the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated the Time of Delivery among the Company and the Trustee. as beneficiary (the "Deed of Trust"), the Company Security Agreement dated the Time of Delivery between the Company and the Trustee (the "Company Security Agreement"), the Subsidiary Security Agreement dated the Time of Delivery between the Company, the Trustee and the other parties named therein (the "Subsidiary Security Agreement"), the Copyright Security Agreement dated the Time of Delivery between the Company, the Trustee and the other parties named therein (the "Copyright Security Agreement"), and the Company and Subsidiary Patent and Trademark Security Agreement dated the Time of Delivery among the Company, the Trustee and each of the other parties named therein (the "Company and Subsidiary Patent and Trademark Security Agreement" and, together with the Deed of Trust, the Company Security Agreement, the Subsidiary Security Agreement and the Copyright Security Agreement, the "Collateral Documents") and the Company Pledge Agreement dated the Time of Delivery between the Company and the Trustee (the "Company Pledge Agreement") and the Subsidiary Pledge Agreement dated the Time of Delivery between the Company, each subsidiary of the Company and the Trustee (the "Subsidiary Pledge Agreement" and, together with the Company Pledge Agreement, the "Pledge Agreements"), has been duly authorized by the Company and the subsidiaries of the Company named therein and when duly executed and delivered by the Company and each of the Company's subsidiaries named therein, will be the valid and legally binding obligation of the Company and each of Company's subsidiaries named therein, enforceable against the Company and each of the Company's subsidiaries named therein in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). The security interests in the Collateral and Pledge under the Collateral Documents and Pledge Agreements will conform in all material respects to the description thereof in the Offering Circular;

      (p) Except as disclosed in the Preliminary Offering Circular and the Offering Circular, there are no outstanding (A) securities or obligations of the Company or any of the Guarantors convertible into or exchangeable for any capital stock of the Company or any such Guarantor, (B) warrants, rights or options to subscribe for or purchase from the Company or any of the Guarantors any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any of the Guarantors to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

      (q) There are no holders of securities of the Company or any of the Guarantors who, by reason of the execution of this Agreement or any other Operative Document or Acquisition Document by the Company or the Guarantors, as the case may be, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand the Company or any of the Guarantors to register under the Securities Act or analogous


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foreign laws and regulations any securities held by them (other than pursuant to the Registration Rights Agreement);

      (r) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

      (s) Prior to the date hereof, none of the Company, the Guarantors or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes;

      (t) The issue and sale of the Notes and the compliance by the Company and the Guarantors with all of the provisions of this Agreement and each of the other Operative Documents and the consummation of the transactions herein and therein contemplated (including consummation of the Acquisition and the financing thereof) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (B) the provisions of the Certificate of Incorporation or By-laws of the Company or any of the Guarantors or (C) (assuming compliance with all applicable state securities or Blue Sky laws and assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Acquisition Documents or any other Operative Document, except for the filing of a registration statement by the Company and the Guarantors with the Commission pursuant to the Securities Act pursuant to Section 5(k) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers;

      (u) Neither the Company nor any of the Guarantors is in violation of its Certificate of Incorporation or By-laws or is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound;

      (v) The statements set forth in the Offering Circular under the captions "Description of Notes" and "Certain United States Federal Tax Considerations for Non-United States Holders" insofar as they purport to constitute a summary of the terms of the Notes and


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insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

      (w) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of the Guarantors is a party or of which any property of the Company or any of the Guarantors is the subject which individually or in the aggregate is reasonably likely to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (x) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

      (y) Neither the Company nor any of the Guarantors (A) is or (after giving effect to the offering and sale of the Notes and the application of net proceeds therefrom) will be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act") or (B) is a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utilities Holding Company Act of 1935, as amended (the "Public Utilities Act"), or is a "public utility," as such term is defined in the Federal Power Act, as amended (the "Federal Power Act");

      (z) None of the Company, the Guarantors or any person acting on its or their behalf has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to non U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902, it being understood that the Company and the Guarantors make no representation in this clause (z) as to the Initial Purchasers;

      (aa) Within the preceding six months, none of the Company, the Guarantors or any other person acting on behalf of the Company or any of the Guarantors has offered or sold to any person any Notes, or any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder. The Company and the Guarantors agree to take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Notes or any substantially similar security issued by the Company or the Guarantors, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act. Neither the Company nor any of its affiliates or any person acting on its behalf has engaged or will engage in any directed selling


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efforts within the meaning of Regulation S under the Securities Act with respect to the Notes or the Guarantees, it being understood that the Company and the Guarantors make no representation in this clause (aa) as to the Initial Purchasers;

      (ab) None of the Company, the Guarantors or their respective affiliates does business with the Government of Cuba or with any person or any affiliate located in Cuba within the meaning of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and any regulations promulgated thereunder;

      (ac) The consolidated historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Circular and the Offering Circular comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and fairly present the consolidated financial position of the Company and each of its Subsidiaries and the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods (except as otherwise disclosed therein). The pro forma financial statements contained in the Offering Circular have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement, the other Operative Documents and the Acquisition Documents. The other financial and statistical information and data included in the Preliminary Offering Circular and the Offering Circular, historical and pro forma, are, in all material respects, prepared on a basis consistent with such financial statements and the books and records of the Company and the Guarantors;

      (ad) Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public auditors as required by the Securities Act and the rules and regulations of the Commission thereunder;

      (ae) The Company and each of the Guarantors has complied in all material respects with all material laws, regulations and orders applicable to it or its businesses, except as set forth in the Offering Circular;

      (af) (i) The Company and each of the Guarantors has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Offering Circular, except to the extent that a failure to hold or to have obtained any such Authorization will not have a Material Adverse Effect on the Company and Guarantors taken as a whole; (ii) all such Authorizations are valid and in full force and effect and (iii) the Company and each of the Guarantors is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

      (ag) Except as set forth in the Offering Circular, the Company and each of the Guarantors owns or possesses or has the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or


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unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with, and material to, the operation of the businesses now operated by it, and neither the Company nor any of the Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect. Except as set forth in the Offering Circular, to the knowledge of the Company, the use of such Intellectual Property in connection with the business and operations of the Company and the Guarantors does not infringe on the rights of any person;

      (ah) All material tax returns required to be filed by the Company or any of the Guarantors in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith. There are no tax returns of the Company or any of the Guarantors that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any of the Guarantors has received notice). All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

      (ai) The Company and each of the Guarantors maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company and the Guarantors and their businesses. Neither the Company nor the Guarantors has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Time of Delivery;

      (aj) Except as disclosed in the Preliminary Offering Circular and the Offering Circular (including, without limitation, the documents incorporated by reference therein), there are no business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is a fair and accurate description of the relationships and transactions so described in all material respects;

      (ak) The Company and each of the Guarantors is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Guarantor would have any liability; neither the Company nor any of the Guarantors has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Guarantor would have any liability that is intended to be qualified


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under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

      (al) There is (i) no material unfair labor practice complaint pending against the Company or any of the Guarantors, or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Guarantors, or, to the knowledge of the Company, threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of the Guarantors nor, to the knowledge of the Company, threatened against the Company or any of the Guarantors and (iii) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Guarantors and, to the knowledge of the Company, no union organizing activities are taking place;

      (am) The Company and each of the Guarantors reviews from time to time the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company and each of the Guarantors, as applicable, and identifies and evaluates associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with environmental, safety or similar laws or regulations applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. Except as set forth in the Offering Circular, the Company and the Guarantors have been in compliance in all material respects with all material Environmental Laws, permits, licenses and approvals required of them under applicable Environmental Laws;

      (an) None of the Company, the Guarantors or, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Guarantors, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

      (ao) The Company and each of the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

      (ap) Other than as contemplated by or described in this Agreement, any other Operative Document, the Preliminary Offering Circular, the Offering Circular or the Proxy Statement Prospectus furnished to the Company Stockholders requesting approval of the Acquisition, there is no broker, finder or other party that is entitled to receive from the Company or any of the Guarantors any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, any of the Operative Documents or any Acquisition Document;

      (aq) The Company has delivered or will deliver at Closing to the Initial Purchasers true and correct, executed copies of each of (i) the Operative Documents (other than the Exchange Notes and the guarantees relating thereto), in each case, which has been executed prior to or on the date hereof, (ii) the Credit Agreement dated as of February 27, 1998 among the Company, as Borrower, the banks and other lenders from time to time party thereto and Bank Boston, N.A., as Administrative Agent (the "New Credit Facility"), and (iii) the other Acquisition Documents (collectively, the documents described in items (ii) of this clause (aq), the "Transaction Documents"), and there have been no amendments, alterations, modifications or waivers to any of the foregoing documents or in the exhibits or schedules thereto other than those as to which the Initial Purchasers shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof;

      (ar)  The Company is subject to Section 13 or 15(d) of the Exchange Act;
and

      (as) Each of the Acquisition Documents has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditor's rights, to general principles of equity (whether considered in a proceeding in equity or at law);

      (at) Subject to the terms and conditions of this Agreement, the security interest granted by the Company and its subsidiaries under the Collateral Documents and the Pledge Agreements will constitute a valid and perfected security interest in (i) the Collateral (as defined in the Collateral Documents), (ii) all of the Company's right, title and interest in the outstanding capital stock of all of its directly and indirectly owned domestic Subsidiaries, 65% of the capital stock of its foreign subsidiaries and all subsidiary intercompany notes owed to the Company or any of its domestic subsidiaries (the "Pledge") and (iii) all distributions or allocations of distributable cash, property, securities, or other assets from the Pledge together with all substitutes and replacements for and proceeds of the foregoing, subject to no equal or prior security interest other than Permitted Liens of any other creditor of the Company, in each case, securing payment and performance of the Company's obligations under the Notes, the Indenture, the Collateral Documents and the Pledge Agreements to which the Company or any of its subsidiaries is a party. On the Closing Date, such security interest will constitute a first priority lien and security interest with respect to the Collateral and Pledge, subject to no security interests of any other person other than Permitted Liens and those that have been released from or subordinated to the Collateral and Pledge, and no filings, registrations, recordings, deliveries or other actions will be required in order to perfect (or maintain the perfection or priority of) the security interest in such Collateral or Pledge created under the Collateral Documents and Pledge Agreements, other than filings, recordings, deliveries or other actions which, at or prior to the

Time of Delivery, will have been made by or on behalf of the Company and such continuation statements and other Uniform Commercial Code filings as may be necessary in the future with respect to the personal property included within the Deed of Trust. All taxes, fees and other governmental charges due in connection with such filings, recordings, deliveries or other actions will have been paid.

      (au) Subject to the terms and conditions of this Agreement, the execution by the Company of the Pledge Agreements and delivery to the Trustee of the Pledge pursuant thereto, shall cause the Trustee, for the ratable benefit of the holders of Notes, to have, as security for the payment of the obligations under the Indenture and the Notes, a valid, duly perfected security interest (as to the creation of which no consent is required by a third party or such consents have been obtained) in the Pledge and the actions described in this section (au) are the only actions, recordings and filings necessary to establish the validity of such security interest in the Pledge. From and after the date hereof, the liens or security interests created by the Pledge will be duly perfected, creating a first priority interest subject to Permitted Liens in the Trustee for the ratable benefit of the holders of the Notes in the Pledge over all other liens and security interests in respect of the Pledge, whether now existing or hereafter created.

      2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from February 27, 1998 to the Time of Delivery hereunder, the principal amount of the Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto.

      3. Upon authorization by you of the release of the Notes, the Initial Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Initial Purchaser hereby represents and warrants, and agrees with the Company and the Guarantors, that:

      (a) It will offer and sell the Notes only (i) to persons who it reasonably believes are QIBs in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

      (b) It is an institutional "Accredited Investor" (within the meaning of Rule 501 of the Securities Act); and

      (c) It has not offered and will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

      4. (a) The Notes to be purchased by each Initial Purchaser hereunder will be represented by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian; provided, however, that such Notes, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior to notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form. The Company will deliver the Notes to Goldman, Sachs & Co., for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefor by wire transfer of Federal (same day) funds by causing DTC to credit the Notes to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Notes to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 27, 1998 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

      (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Initial Purchasers pursuant to Section 7(m) hereof, will be delivered at such time and date at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 (the "Closing Location"). A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to be closed.

      5.    The Company and the Guarantors agree with each of the Initial
Purchasers:

            (a) To prepare the Preliminary Offering Circular and the Offering Circular in a form approved by you; to make no amendment or any supplement to the Preliminary Offering Circular or the Offering Circular unless you have been given reasonable notice thereof and shall not have objected after being furnished with copies of such proposed amendment or supplement; and to furnish you with copies of such amendment or supplement;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in excess of a nominal dollar amount in any jurisdiction;

            (c) To furnish the Initial Purchasers, by 10:00 a.m. on the day after the date thereof, date with copies of the Preliminary Offering Circular, the Offering Circular and each amendment or supplement thereto with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such

Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

            (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder and under the Registration Rights Agreement, any securities of the Company that are substantially similar to the Notes, without your prior written consent;

            (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

            (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of the Notes, to furnish at its expense, upon request, to holders of the Notes and prospective purchasers of Notes information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

            (g) If requested by you, to use its best efforts to cause such Notes to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

            (h) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, to furnish to the Holders of Notes (i) definitive reports containing all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Company or the Guarantors were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and the Guarantors and their consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's and the Guarantor's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K, if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations.

            (i) During a period of five years from the date of the Offering Circular (so long as any of the Notes or Exchange Notes remain outstanding), during any period in which the Company is required to have common stock registered under Section 12 of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Notes or any class of securities of the Company or any Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Company or any Guarantor as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Guarantors are consolidated in reports furnished to shareholders of the Company generally or to the Commission);

            (j) During the period ending two years after the Time of Delivery, not to and not to permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them other than in compliance with Rule 144;

            (k) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds;" and

            (l) To use their best efforts to effect the completion of the Acquisition as described in the Offering Circular and the Transaction Documents in all material respects.

            (m)   To comply with the agreements in the Operative Documents.

            (n) To use their best efforts to do all things necessary to perfect, to the extent permitted by law, a first priority security interest subject to Permitted Liens in favor of the Trustee for the benefit of the holders of Notes, in the Collateral and the Pledge.

      6. The Company and the Guarantors covenant and agree with each Initial Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation and printing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (ii) the cost of printing or producing any agreement among Initial Purchasers, this Agreement, the Indenture, the Collateral Documents, the Pledge Agreements, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vii) any cost incurred in connection with the designation of the Notes for trading in PORTAL; (viii) to the extent required under the Collateral Documents and Pledge Agreements, fees and expenses related to the filing and recording or otherwise creating and perfecting all necessary security interests pursuant to the Collateral Documents and Pledge Agreements, including any title, lien or judgment searches conducted to confirm the priority of the Collateral, or any title or other insurance obtained with respect to the Collateral and (ix) all other costs and expenses incident to the performance of its obligations hereunder and under the Indenture, Registration Rights Agreement and each other Operative Document which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resale of any of the Notes by them.

      7. The obligations of the Initial Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

      (a) Latham & Watkins, counsel for the Initial Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and Latham & Watkins shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

      (b) Pillsbury Madison & Sutro LLP and as to matters of enforceability under New York law and under the captions "Description of the Notes," "The Recapitalization," and "Description of Revolving Credit Facility," Cleary, Gottlieb, Steen & Hamilton, and as to matters under Idaho law, independent Idaho Counsel to the Company, in each case, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            i. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, including the issuance of the Notes as contemplated in the Offering Circular;

            ii. Each of the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and all of the issued shares of capital stock of each of the Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record by the Company or another Guarantor (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel or the Company's General Counsel and in respect of matters of fact upon certificates of officers of the Company or the Guarantors, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            iii. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of the Company's General Counsel and in respect of matters of fact upon certificates of officers of the Company or the Guarantors, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            iv. The Company and each of the Guarantors has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Annex III;

            v. To the counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of the Guarantors is a party or of which any property of the Company or any of the Guarantors is the subject which, if determined adversely to the Company or any of the Guarantors, would individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations of the Company;

            vi. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

            vii. The Notes have been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the terms of the Indenture and this Agreement) constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

            viii. The Guarantees of the Notes by each Guarantor listed on Annex II hereto have been duly authorized, executed and delivered by the Guarantors, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the terms of the Indenture and this Agreement) constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

            ix. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

            x. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and is the valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law) and with respect to provisions thereto relating to indemnification and contribution, to applicable federal and state securities laws and principles of public policy;

            xi. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

            xii. The Guarantees of the Exchange Notes by each of the Guarantors listed on Annex II hereto have been duly and validly authorized by the Guarantors, and when the Exchange Notes are issued and authenticated in accordance with the terms of the Indenture, will be the valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

            xiii. Each of the Collateral Documents and the Pledge Agreements has been duly authorized by the Company and the Guarantors of the Company named therein and when duly executed and delivered by the Company and each of the Guarantors named therein, will be the valid and legally binding obligation of the Company and the Guarantors named therein, enforceable against the Company and the Guarantors named therein in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). The Collateral Documents and the Pledge Agreements will conform in all material respects with the descriptions thereof in the Offering Circular;

            xiv. The issue and sale of the Notes, the execution and delivery of this Agreement , the Collateral Documents and the Pledge Agreements and each of the other Transaction Documents by the Company and the Guarantors and the performance by each of them of their respective obligations hereunder and thereunder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument required to be filed as a material contract exhibit to the Company's Form 10-K for the year ended December 31, 1996 or Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (B) the Certificate of Incorporation or By-laws of the Company or any of the Guarantors or (C) to such counsel's knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties;

            xv. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement and each of the other Operative Documents, except that such counsel need not express any opinion in such paragraph as to federal or state securities or Blue Sky laws;

            xvi. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or to such counsel's knowledge in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of the properties may be bound;

            xvii. The statements set forth in the Offering Circular under the captions "Description of Notes," "Description of Revolving Credit Facility," "The Recapitalization" and "Certain United States Federal Tax Considerations for Non-United States Holders" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

            xviii. The Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no such opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;

            xix. Assuming the accuracy of the representations of the Initial Purchasers and Company contained herein, the offer, sale and delivery of the Notes to the Initial Purchasers, and the initial resales by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Circular, do not require registration under the Securities Act, and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended;

            xx. The Offering Circular, as of its date, and each amendment or supplement thereto, as of its date, if any, contains the information specified in Rule 144A(d)(4) under the Securities Act;

            xxi. Neither the issuance or sale of the Notes or the Guarantees nor the application of the proceeds thereof by the Company as set forth in the Offering Circular will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations;

            xxii. Neither the Company nor any of the Guarantors (A) is or (after giving effect to the offering and sale of the Notes and the application of net proceeds therefrom) will be an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act or (B) is a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utilities Act or is a "public utility," as such term is defined in the Federal Power Act; and

            xxiii. Each of the Acquisition Documents has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law).

            xxiv. The financing statements naming the Company as debtor and the Trustee as secured party, together with all schedules and exhibits thereto (the "Financing Statements") to be filed with the California Secretary of State, the Santa Clara Recorder's Officer, the Idaho Secretary of State, and the Texas Secretary of State and (the "Filing Offices") are in appropriate forms for filing in the Filing Offices. Upon the proper filing of the Financing Statements in the Filing Offices, the security interest subject to Permitted Liens in favor of the Trustee in the Collateral will be perfected to the extent a security interest in such Collateral can be perfected by filing a financing statement under the provisions of Division 9 of the California Commercial Code and the analogous provisions of the Idaho Commercial Code and Texas Commercial Code.

            xxv. The provisions of the Pledge Agreements, together with delivery to the Trustee in the State of New York of the certificates representing the shares identified on Schedule I to each of the Pledge Agreements (the "Pledged Shares") and blank stock powers with respect thereto signed by the Company, are sufficient to create in favor of the Trustee a valid and perfected security interest under the New York UCC in all right, title and interest of the Company and the relevant subsidiaries in the Pledged Shares. Upon such delivery and assuming that the Trustee acquires in security interest in the Pledged Shares without knowledge of any adverse claims, the Trustee will acquire its security interest free of adverse claims (including other consensual security interests). No government filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Shares.

            xxvi. The execution and delivery by the Company of each of the Collateral Documents, and the performance of the Company thereunder, will not violate any provision of existing Idaho law or regulation applicable to the Company or conflict with the result in the breach of any order, writ, injunction, ordinance, resolution or decrees of any Idaho governmental authority which is binding on the Company or its properties.

            xxvii. The Deed of Trust is in form satisfactory for recording and for filing as a fixture filing under the Idaho UCC. The recording of the Deed of Trust in the office of Canyon County, Idaho is the only recording necessary to publish notice of and establish record of the rights of the parties thereto and to perfect the lien and security interest granted by the parties thereto and to perfect the lien and security interest granted by the Company pursuant to the Deed of Trust in the real property (including fixtures) covered thereby. Upon the execution and delivery of the Deed of Trust, such lien and security interest shall be created and upon the recording of the Deed of Trust as aforesaid, such lien and security interest shall be perfected as security for the Notes.

            xxviii.The Deed of Trust creates a valid lien as security for the Notes in favor of the Trustee in the Trust Estate (as defined therein) to the extent the UCC Idaho UCC is applicable thereto.

            xxix. Except for nominal filing fees, no recording, filing, privilege or other tax must be paid in connection with the execution, delivery, recordation or enforcement of the Deed of Trust in the State of Idaho.

            xxx. No further action is required for the due execution and delivery or performance or recording of the Collateral Documents or for the validity or enforcement of any Lien created thereunder or for the perfection of the security interests of the Trustee in the Collateral, except as that performed by the Company.

            xxxi. It is not necessary for the Trustee, solely in connection with the transactions contemplated by the Collateral Documents to qualify to do business in the States of Idaho, Texas or California in order to carry out the transactions contemplated hereby; it being understood that with respect to matters covered by Texas law, California law will be assumed to apply.

      Such counsel has no reason to believe that (A) the Offering Circular, as of its date, and any amendment or supplement thereto, as of its date, contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (B) the Offering Circular, as amended or supplemented as of the Time of Delivery, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (c) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you and your counsel.

      (d)   Neither the Company nor any of the Guarantors shall have sustained
(i) since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock (except for the issuance of shares of Common Stock upon exercise of stock options outstanding on December 31, 1997) or long-term debt of the Company or any of the Guarantors or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Guarantors, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Initial Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Offering Circular.

      (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

      (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market ("NASDAQ"); (ii) a suspension or material limitation in trading in the Company's securities listed on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering of the Notes on the terms and in the manner contemplated hereby and in the Offering Circular; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Initial Purchasers, would materially and adversely affect the financial markets or the market for the Notes.

      (g)   The Notes shall have been designated for trading on PORTAL.

      (h) The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in the first paragraph of this Section 7 and in subsections (d) and (e) of this Section 7 and as to such other matters as you may reasonably request.

      (i) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed thereof.

      (j) The Company, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed thereof.

      (k) The Company, the Trustee and the other parties named therein shall have entered into the Collateral Documents and the Pledge Agreements and the Initial Purchasers shall have received counterparts, conformed as executed thereof, which shall be reasonably satisfactory to the Initial Purchasers and their counsel.

      (l) At and as of the Time of Delivery, (1) each of the Transaction Documents shall be in full force and effect, and there have been no material amendments, alterations, modifications or waivers to any of them or in the exhibits or schedules thereto (other than those as to which the Initial Purchasers shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof) and (2) there shall exist no conditions that would constitute a default (or an event that with notice or the lapse of time, or both would constitute a default) under the New Credit Facility.

      (m) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

      (n) Prior to the closing date, the Company and the Guarantors shall have furnished to the Initial Purchasers (1) certified copies of each of the Transaction Documents and (2) such further information, certificates and documents as the Initial Purchasers may reasonably request.

      (o) The Company shall have entered into and furnished to the Initial Purchasers certified copies of the executed Acquisition Documents, which shall be reasonably satisfactory to the Initial Purchasers and their counsel.

      (p) The Acquisition (including the financing thereof) shall have been consummated simultaneously with the release of the Notes to the satisfaction of the Initial Purchasers and their counsel.

      (q) The Initial Purchasers shall have received evidence reasonably satisfactory to the Initial Purchasers of the taking of all actions with respect to the Collateral Documents, the Pledge Agreements and such other security documents as may be necessary to cause the perfection of the liens and security interests created, or purported to be created, by the Collateral Documents and the Pledge Agreements.

      (r) Subject to Permitted Liens, the Company shall have caused a valid, perfected first priority lien and security interest in all of the right title and interest of the Company in and to the Collateral and the Pledge to be granted to the Trustee for the equal and ratable benefit of the holder of the Notes. The Company and its applicable subsidiaries shall have duly executed and delivered to the Trustee, for the equal and ratable benefit of the holders of Notes, the Collateral Documents and Pledge Agreements to which the Company or any of its subsidiaries is a party and other appropriate instruments, in form and substance satisfactory to the Initial Purchasers, for the purpose of securing the payment and performance of the obligations under the Indenture and such documents shall have been recorded and filed as required by applicable law or reasonably required by the Initial Purchasers in order to record and perfect the first priority lien and security interest created by the Collateral Documents and Pledge Agreements to which the Company and any of its subsidiaries is a party in the Collateral and the Pledge and all taxes, fees and other governmental charges payable in connection with said recording and filing shall have been paid by the Company.

      (s) The Company shall have delivered to the Trustee evidence satisfactory to the Initial Purchasers that (i) all insurance policies of the Company covering the Collateral provide that the insurance company issuing such policies will give the Trustee at least 30 days prior written notice of its cancellation, non-renewal or other material change in coverage thereunder, (ii) the Trustee for the benefit of the holders of the Notes, has been named mortgagee and loss payee under a standard mortgage clause with respect to the insurance policies covering the Collateral to the extent required by the Collateral Documents and (iii) the Trustee shall be named as additional named insured under the Company's liability insurance policies.

      8. (a) The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which it may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any of the Guarantors shall be liable in any such case to any Initial Purchaser to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by such Initial Purchaser through Goldman, Sachs & Co. expressly for inclusion in the Preliminary Offering Circular or the Offering Circular.

            (b) Each Initial Purchaser will, severally and not jointly, indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or any of the Guarantors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Goldman, Sachs & Co. expressly for inclusion in the Preliminary Offering Circular or the Offering Circular and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and Initial Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e)   The obligations of the Company and the Guarantors under this
Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification from any person who was not guilty of such fraudulent misrepresentation.

      9. (a) If any Initial Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Initial Purchaser you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Initial Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

            (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes which such Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Notes of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Initial Purchaser or any controlling person of any Initial Purchaser, or the Company or any Guarantor or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Notes.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantors shall not then be under any liability to any Initial Purchaser except as provided in Sections 6 and 8 hereof; but if for any other reason the Notes are not delivered by or on behalf of the Company and the Guarantors as provided herein, the Company and the Guarantors will reimburse the Initial Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Company and the Guarantors shall then be under no further liability to any Initial Purchaser except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, you shall act on behalf of each of the Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representative of the Initial Purchasers.

      13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Guarantor, as the case may be, set forth in the Offering Circular, provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its Initial Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by Goldman, Sachs & Co. upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      14. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, any of the Guarantors or any Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

      15.   Time shall be of the essence of this Agreement.

      16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.


                                        Very truly yours,

                                        ZILOG, INC.


                                        By:  /s/ EDGAR A. SACK
                                             -----------------------------------
                                             Name: Edgar A. Sack
                                             Title  Chairman, CEO & President



                                        ZILOG EUROPE


                                        By:  /s/ EDGAR A. SACK
                                             -----------------------------------
                                             Name: Edgar A. Sack
                                             Title  President



                                        ZILOG TOA COMPANY


                                        By:  /s/ EDGAR A. SACK
                                             -----------------------------------
                                             Name: Edgar A. Sack
                                             Title  President


                                        GOLDMAN, SACHS & CO.
                                        BANCBOSTON SECURITIES INC.
                                        CITICORP SECURITIES, INC.


                                        By: GOLDMAN, SACHS & CO.

                                        /s/ GOLDMAN, SACHS & CO.
                                        ----------------------------------------
                                                 (Goldman, Sachs & Co.)